Exhibit 99.1

Karooooo Ltd.

10 Anson Road #12-14
International Plaza
Singapore 079903

February 26, 2021
Re:	Karooooo Ltd. Registration Statement on Form F-1 Application for Waiver and Representation under Form 20-F, Item 8.A.4 CIK Code No. 0001828102

Division of Corporation Finance
U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

VIA EDGAR

Ladies and Gentlemen:

The undersigned, Karooooo Ltd., a foreign private issuer and a Singapore public limited company (the “Company”), is submitting this letter via EDGAR to the U.S. Securities and Exchange Commission (the “Commission”) in connection with the Company’s filing on the date hereof of its registration statement on Form F-1 (the “Registration Statement”) relating to the initial public offering (“IPO”) of the Company’s ordinary shares. This letter respectfully requests a waiver of the requirements of Item 8.A.4 of Form 20-F.

The Registration Statement contains audited financial statements for the two years ended February 28, 2019 and February 29, 2020, in each case prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and unaudited interim financial statements for the nine months ended November 30, 2019 and November 30, 2020. Item 8.A.4 of Form 20-F, which is applicable to the Registration Statement pursuant to Item 4(a) of Form F-1, states that because this will be the Company’s IPO, the Registration Statement must include audited financial statements of a date not older than 12 months unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

Instruction 2 to Item 8.A.4 of Form 20-F provides that the Commission will waive the 12-month age of financial statements requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” Such instruction also notes that if the Commission “waive[s] the 12-month requirement,” the company must “comply with the 15-month requirement” of Item 8.A.4 of Form 20-F. See also the Staff’s 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm), Section III.B.c, in which the Staff notes:

Division of Corporation Finance Office of the Chief Accountant	2	February 26, 2021

“[T]he instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.” (emphasis added)

The Company hereby respectfully requests that the Staff of the Commission waive the requirement of Item 8.A.4 of Form 20-F applicable to the Registration Statement, in connection with the filing of such Registration Statement prior to May 31, 2021. In connection with this request, the Company represents to the Commission that:

1.	The Company is not required by any jurisdiction outside the United States to file on or prior to May 31, 2021 any consolidated financial statements, audited under any generally accepted auditing standards, for any period since the year ended February 29, 2020.

2.	Compliance with Item 8.A.4 of Form 20-F is impracticable and involves undue hardship for the Company.

3.	The Company does not anticipate that its audited financial statements for the year ended February 28, 2021, will be available until [late April 2021].

4.	In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

The Company is filing this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Division of Corporation Finance Office of the Chief Accountant	3	February 26, 2021

Very truly yours,

KAROOOOO LTD

/s/ Isaias (Zak) Jose Calisto
Isaias (Zak) Jose Calisto
Chief Executive Officer